UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2017

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2017, Delek US Holdings, Inc. (the "Company") announced that it has selected Kevin L. Kremke, age 44, to be its next Chief Financial Officer. The Board of Directors has approved the appointment of Mr. Kremke as an Executive Vice President of the Company effective April 1, 2017 and Chief Financial Officer of the Company effective June 1, 2017. Mr. Kremke has nearly 20 years of senior management experience, most recently serving as the Chief Financial Officer of Ciner Resources Corporation and Ciner Resources LP (NYSE: CINR), a publicly traded master limited partnership, since June 2014, and as director of the general partner of Ciner Resources LP, since December 2014. His responsibilities at Ciner Resources Corporation included overseeing the overall financing activities, strategic planning, investor relations, treasury and accounting. He also has served on the audit committee of American Natural Soda Ash Corporation since from June 2014. Prior to joining Ciner Resources Corporation he was the Vice President of Finance and Strategic Planning at Cheniere Energy, Inc. from August 2011 to February 2014. He has also held senior positions at Spark Energy, Reliant Energy and NiSource Inc. He earned a Bachelor of Science in Marketing from Ball State University and a Master of Business Administration in Finance and Strategic Management from the University of Chicago’s Booth School of Business.

On January 27, 2017, the Company entered into an employment agreement (the "Employment Agreement") effective April 1, 2017 with Mr. Kremke that expires on March 31, 2021. The Employment Agreement provides that Mr. Kremke’s employment will commence on April 1, 2017, that he will receive an annualized base salary of at least $350,000 and will be reimbursed for the reasonable costs of professional preparation of his personal income tax return(s) and financial counseling during the term of the Employment Agreement. The Employment Agreement also sets Mr. Kremke's annual bonus target for the 2017 fiscal year at 50% of his base salary at the end of the bonus year. The annual bonus may be based upon the achievement of performance measures and objectives established by the Board of Directors of the Company. The Company will pay Mr. Kremke a one-time signing bonus of $50,000.00 as well as an amount equal to $75,000.00 (net) to help Mr. Kremke with his relocation expenses. If Mr. Kremke elects to terminate his employment within the first 12 months of the commencement of his employment the prorated signing bonus and prorated relocation expenses (other than temporary housing expenses) must be reimbursed to the company.

Upon the termination of Mr. Kremke’s employment by the Company without Cause (as defined in the Employment Agreement) or by Mr. Kremke for Good Reason (as defined in the Employment Agreement) other than in the context of a Change in Control (as defined in the Employment Agreement), he will be entitled to receive (i) an amount equal to the sum of his annual base salary and target annual bonus, in each case as in effect immediately prior to the notice of termination (the “Separation Base Amount”), (ii) the costs of continuing COBRA health insurance coverage for his family for 12 months following termination (the “Health Benefit Continuation”), (iii) the annual bonus to which he would have otherwise been entitled if his employment had continued through the end of the bonus year based upon the actual performance of the Company, prorated for the period of actual employment during the bonus year (the “Post-Employment Annual Bonus”), and (iv) the immediate vesting of unvested equity awards granted to him under the Company’s long-term incentive plans but, in the case of performance awards, on a prorated basis through the date of termination and, in the case of other awards, only to the extent that the awards would have otherwise vested within six months following the date of termination or within the remainder of the term of the Employment Agreement. If within two years following a Change in Control the executive's employment is terminated by the Company other than for Cause or by the executive for Good Reason, the terminated executive will be entitled to receive (i) an amount equal to the Separation Base Amount multiplied by two, (ii) the Health Benefit Continuation, (iii) the Post-Employment Annual Bonus and (iv) the immediate vesting of all unvested equity awards granted to the executive under the Company’s long-term incentive plans. If Mr. Kremke terminates his employment other than for Good Reason and he provides at least three months' advance written notice of termination, he will be entitled to a severance payment equal to 50% of his base salary at the time notice of termination is delivered and the Health Benefit Continuation. The Employment Agreement includes certain customary non-competition and non-interference provisions.

The above description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement itself, a copy of which is filed with this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

On January 25, 2017, the Compensation Committee of the Board of Directors of the Company approved a grant of equity awards with an aggregate target grant date fair value of approximately $500,000 to be made to Mr. Kremke on June 10, 2017 (the “Grant Date”), provided that such grant shall be subject to Mr. Kremke’s commencement as the Company’s Chief Financial Officer. Approximately half of the target value of the equity awards to Mr. Kremke will be in the form of time-vested restricted stock units (“RSUs”) which will vest quarterly, conditioned upon continued employment over three years, provided that the RSUs that would vest in the first quarter following the Grant Date will vest with the RSUs vesting in the second quarter following the Grant Date. The balance of the equity that will be awarded to Mr. Kremke will be in the form of two tranches of performance RSUs (“PRSUs”). Each tranche of the PRSUs will have a performance period commencing April 1, 2017 with one tranche ending December 31, 2018 and the other ending December 31, 2019. Mr. Kremke will also receive a grant of restricted stock in on the Grant Date with a grant date fair value of $300,000, which will vest semi-annually, conditioned on his continued employment, over an 18-month period; provided that such grant shall be subject to Mr. Kremke’s commencement as the Company’s Chief Financial Officer. The RSUs

and PRSUs will be granted under the Company’s 2016 Long-Term Incentive Plan on the Grant Date and shall be subject to such customary terms and conditions for similar grants under such plan.

Item 7.01	Regulation FD Disclosure.

On January 30, 2017, the Company issued a press release announcing the hiring of Mr. Kremke. A copy of this press release is attached as Exhibit 99.1.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01        Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

10.1 §*	Executive Employment Agreement, effective April 1, 2017, by and between Delek US Holdings, Inc. and Kevin Kremke.

99.1 #	Joint press release of Delek US Holdings, Inc. and Delek Logistics Partners, LP issued January 30, 2017.

*	Management contract or compensatory plan or arrangement.

§	Filed herewith.

#	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2017	DELEK US HOLDINGS, INC.

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

10.1 §*	Executive Employment Agreement, effective April 1, 2017, by and between Delek US Holdings, Inc. and Kevin Kremke.

99.1 #	Joint press release of Delek US Holdings, Inc. and Delek Logistics Partners, LP issued January 30, 2017.

*	Management contract or compensatory plan or arrangement.

§	Filed herewith.

#	Furnished herewith.